KRISPY KREME DOUGHNUTS, INC.

2012 STOCK INCENTIVE PLAN

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ARTICLE 9. PERFORMANCE AWARDS		14
9.1	Grants	14
9.2	Earning the Award; Forfeiture	14
9.3	Payment	14
9.4	Shareholder Rights	14
9.5	Nonassignability	14

ARTICLE 10. PHANTOM STOCK AWARDS		14
10.1	Grants	14
10.2	Earning the Award; Forfeiture	14
10.3	Payment	15
10.4	Shareholder Rights	15
10.5	Nonassignability	15

ARTICLE 11. BENEFICIARY DESIGNATION		15

ARTICLE 12. DEFERRALS		15

ARTICLE 13. RIGHTS OF PARTICIPANTS		15
13.1	No Right to Employment or Service	15
13.2	Participation	15

ARTICLE 14. CHANGE IN CONTROL		16
14.1	Definition	16
14.2	Effect of Change in Control	16

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION		17
15.1	Plan Amendment, Modification and Termination	17
15.2	Award Amendment, Modification and Termination	17
15.3	Amendments to Comply with Applicable Law, Etc.	17

ARTICLE 16. WITHHOLDING		17
16.1	Tax Withholding	17
16.2	Share Withholding	17

ARTICLE 17. INDEMNIFICATION		17

ARTICLE 18. ADDITIONAL PROVISIONS		18
18.1	Gender and Number	18
18.2	Severability	18
18.3	Compliance with Applicable Law	18
18.4	Section 16 Compliance	18
18.5	Governing Law	18
18.6	Code Section 409A	18
18.7	Shareholder Approval	19
18.8	Compliance With Code Section 162(m)	19
18.9	Unfunded Plan; No Effect on Other Plans	19
18.10	Rules of Construction	20
18.11	Successors and Assigns	20
18.12	Right of Offset	20
18.13	Fractional Shares	20
18.14	Uncertificated Shares	20
18.15	Income and Other Taxes	20
18.16	Compliance with Recoupment, Ownership and Other Policies	20
18.17	Dividends and Dividend Equivalents	20

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KRISPY KREME DOUGHNUTS, INC.

2012 STOCK INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

          1.1 Establishment of the Plan. Krispy Kreme Doughnuts, Inc., a North Carolina corporation (hereinafter referred to as the “Company”), hereby establishes a stock incentive plan known as the “Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Awards, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards and Phantom Stock Awards. The Plan shall become effective on June 12, 2012 (the “Effective Date”), and shall remain in effect as provided in Section 1.3.

          1.2 Purpose of the Plan. The purposes of the Plan are to promote greater stock ownership and equity-based interests in the Company by selected Employees, Directors and Consultants who perform services for the Company or its Parent, Subsidiaries or other Affiliates (the “Participants”); to more closely link the personal interests of Participants to those of the Company’s shareholders; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

          1.3 Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS

     In addition to other terms defined herein or in an Agreement, whenever used in the Plan or an Agreement, the following terms shall have the meanings set forth below unless the Committee determines otherwise:

(a)	“Agreement” means an award agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to Shares or any other benefit underlying an Award, as may be established by the Committee.

(b)	“Affiliate” means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c)	“Applicable Law” means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d)	“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Awards, Performance Unit Awards, Performance Share Awards, Stock Appreciation Rights and Phantom Stock Awards.

(e)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(g)	“Cause” means, unless the Committee determines otherwise, (i) with respect to the Company or any Affiliate which employs the Participant or for which the Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the Participant’s becoming unbondable under the Company’s or the Affiliate’s fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Affiliate, monetarily or otherwise; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Company or the Affiliate substantially in accordance with the operating and personnel policies and procedures of the Company or the Affiliate generally applicable to their employees. Notwithstanding the foregoing, if the Participant has entered into an employment, consulting or other similar agreement that is binding as of a Participant’s Termination Date, and if such employment or other agreement defines “Cause,” then, unless the Committee determines otherwise, the definition of “Cause” in such agreement shall apply to the Participant in this Plan. “Cause” shall be determined by the Committee. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Any reference herein to a specific Code Section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(i)	“Committee” means (i) the Board committee appointed by the Board to administer the Plan, as specified in Article 3; or (ii) in the absence of such appointment, or in the event the Board reserves authority to administer the Plan in whole or in part, the Board itself.

(j)	“Common Stock” means the common stock of the Company, no par value per share, or any successor securities thereto.

(k)	“Company” means Krispy Kreme Doughnuts, Inc., a North Carolina corporation, or any successor thereto as provided in Section 18.11.

(l)	“Consultant” means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(m)	“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(n)	“Covered Employee” means a Participant who would be considered a “covered employee” as defined in the regulations promulgated under Code Section 162(m) or any successor statute.

(o)	“Director” means any individual who is a member of the Board of Directors of the Company or the board of directors of an Affiliate.

(p)	“Disability” means, unless the Committee determines otherwise (taking into account any Code Section 409A considerations), a condition where the Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Notwithstanding the foregoing, if the Participant has entered into an employment, consulting or other agreement that is binding as of a Participant’s Termination Date, and if such employment or other agreement defines “Disability,” then, unless the Committee determines otherwise, the definition of “Disability” in such agreement shall apply to the Participant in this Plan.

(q)	“Effective Date” shall have the meaning ascribed to such term in Section 1.1.

(r)	“Employee” means any employee of the Company or any Parent, Subsidiary or other Affiliate (including entities which become Affiliates after the Effective Date); provided, however, that, with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto). Directors who are not otherwise employed by the Company or an Affiliate are not considered Employees under this Plan.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(t)	“Fair Market Value” shall, unless the Committee determines otherwise, be determined as follows:

(i) If, on the relevant date, the Shares are traded on a national or regional securities exchange and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; and

(ii) If, on the relevant date, the Shares are not listed on any securities exchange, but nevertheless are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such stock on such system or by such securities dealer on the relevant date, but if selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the relevant date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

(iv) Notwithstanding the foregoing, (A) with respect to the grant of Incentive Stock Options, the Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (B) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(u)	“Good Reason” shall, unless the Committee determines otherwise, have the meaning given such term in an Agreement, if and to the extent applicable.

(v)	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

(w)	“Initial Value” means, with respect to a Corresponding SAR, the Option Price per share of the related Option, and with respect to an SAR granted independently of an Option, a price that is no less than the Fair Market Value of one Share on the date of grant.

(x)	“Insider” shall mean an Employee who is, on the relevant date, an officer or a director of the Company as determined under Section 16 of the Exchange Act.

(y)	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Code Section 422.

(z)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(aa)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(cc)	“Participant” means an Employee, Director or Consultant who performs services for the Company or a Parent, Subsidiary or other Affiliate and who has been selected to participate in the Plan.

(dd)	“Performance Award” means a Performance Unit Award or a Performance Share Award as described in Article 9.

(ee)	“Performance Share Award” means a Performance Award, which, in accordance with the terms of Article 9 and the other provisions of the Plan and subject to an Agreement, may entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, upon attainment of specified performance or other objectives, to receive cash, Shares or a combination thereof and which has a value on the grant date determined by reference to the Common Stock.

(ff)	“Performance Unit Award” means a Performance Award, which, in accordance with the terms of Article 9 and the other provisions of the Plan and subject to an Agreement, may entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, upon attainment of specified performance or other objectives, to receive cash, Shares or a combination thereof and which has an initial value determined in a dollar amount established by the Committee.

(gg)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(hh)	“Phantom Stock Award” means an Award granted under Article 10, entitling a Participant to a payment in cash, Shares or a combination of cash and Shares (as determined by the Committee), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Committee. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a Share.

(ii)	“Plan” means this Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan, including any amendments or restatements thereto.

(jj)	“Prior Plan” means the Company’s 2000 Stock Incentive Plan and 1998 Stock Option Plan, in each case as such plan may be amended.

(kk)	“Restricted Stock Award” or “RSA” means an Award of Restricted Stock granted in accordance with the terms of Article 8 and the other provisions of the Plan, which Shares of Restricted Stock are nontransferable and subject to a substantial risk of forfeiture.

(ll)	“Restricted Stock” means the Shares subject to a Restricted Stock Award. Shares shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

(mm)	“Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Article 8 which is settled, if at all, (i) by the delivery of one Share for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one Share for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one Share for each Restricted Stock Unit, as determined by the Committee. A Restricted Stock Unit represents the promise of the Company to deliver Shares, cash or a combination thereof, as applicable, at the end of the applicable Restricted Period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Agreement and any other terms and conditions established by the Committee.

(nn)	“Retirement” means, unless the Committee determines otherwise, retiring from employment with the Company or any Affiliate at any time on or after the date when the Participant’s age plus years of service equals or exceeds sixty five (65). Notwithstanding the foregoing, if the Participant has entered into an employment, consulting or other agreement that is binding as of a Participant’s Termination Date, and if such employment or other agreement defines “Retirement,” then, unless the Committee determines otherwise, the definition of “Retirement” in such agreement shall apply to the Participant.

(oo)	“SAR” means a stock appreciation right that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, Shares or a combination thereof, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

(pp)	“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

(qq)	“Shares” means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.4).

(rr)	“Stock Award” means a grant of Shares under Article 8 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Participant.

(ss)	“Subsidiary” means (i) in the case of an ISO, any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)), and (ii) in the case of all other Awards, in addition to a “subsidiary corporation” as defined above, a partnership, limited liability company, joint venture or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(tt)	“Termination Date” means the date of termination of a Participant’s employment or service for any reason, as determined by the Committee.

ARTICLE 3. ADMINISTRATION

          3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), or by any other Board committee or subcommittee appointed by the Board that is granted authority to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. To the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required. In the absence of any such appointment of authority by the Board to the Committee, or in the event that the Board determines to administer the Plan in whole or in part, the Plan shall be administered by the Board. References to the “Committee” shall refer to the Committee and, if and as applicable, the Board.

          3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to select the Participants who shall participate in the Plan (who may change from time to time); determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including but not limited to conditions regarding the vesting, exercisability and earning of Awards, restrictions on transferability and the duration of the Awards); approve the forms of Agreements or other instruments related to Awards; construe and interpret the Plan and any Agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the vesting, earning or exercisability of Awards, extending the period during which Options or SARs may be exercised (subject to any Code Section 409A considerations) and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. The Committee may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any Shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. The Committee shall also have authority to make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Company.

          3.3 Decisions Binding; Committee Action; Limitations of Liability. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Participants and their estates and beneficiaries. In addition to action by meeting in accordance with Applicable Law, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting as Plan administrator for any action or determination made in good faith with respect to the Plan, an Award or an Agreement.

          3.4 Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, appendices and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Affiliate may operate to assure the viability of the benefits from Awards granted to Participants employed or providing services in such countries and to meet the objectives of the Plan.

          3.5 No Option or SAR Repricing Without Shareholder Approval. Except as provided in Section 4.4 hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan shall not be exchanged for cash, for other Options or SARs with lower exercise prices, or for other equity awards at a time when the original Option or SAR has an Option Price or Initial Value, as the case may be, above the Fair Market Value per Share, and (iii) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal securities exchange on which the Shares are listed.

          3.6 Delegation. Notwithstanding the other provisions of Article 3, the Committee may delegate to one or more officers of the Company the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 3.2 with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Committee); provided, however, that, to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Committee has delegated authority to grant Awards pursuant to this Section 3.6 to one or more officers of the Company, references to the “Committee” shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares.

(a)	Maximum Number of Shares. Subject to adjustments under Section 4.1(e) and Section 4.4 below, the maximum number of Shares that are available for Awards to Participants and their beneficiaries under the Plan shall be equal to 3,550,000, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after January 29, 2012 under a Prior Plan and one and thirty three-hundredths (1.33) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after January 29, 2012 under a Prior Plan.

(b)	Share Counting Rules. Any Shares that are subject to Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or SARs shall be counted against this limit as one and thirty three-hundredths (1.33) Shares for every one (1) Share granted. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after January 29, 2012 any Shares subject to an award under a Prior Plan are forfeited, or an award under a Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under a Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4.1(e) below. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or after January 29, 2012 an award other than an option or stock appreciation right under a Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards in accordance with Section 4.1(e) below.

(c)	Awards in Connection with Certain Corporate Transactions. Shares subject to an Award made through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company shall not reduce the maximum number of Shares available for Awards under the Plan; and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of Shares available for Awards under the Plan.

(d)	No Add-Backs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the maximum number of Shares that are available for Awards under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or after January 29, 2012 an option granted under a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or after January 29, 2012 options or stock appreciation rights under a Prior Plan, (iii) Shares subject to an SAR or after January 29, 2012 a stock appreciation right under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or after January 29, 2012 options under a Prior Plan.

(e)	Add-Back Multiples. Any Shares that again become available pursuant to this Section 4.1 shall be added back as (i) one (1) Share for every one (1) Share subject to Options or SARs or options or stock appreciation rights under a Prior Plan, and (ii) as one and thirty three-hundredths (1.33) Shares for every one (1) Share subject to Awards other than Options or SARs or awards other than options or stock appreciation rights under a Prior Plan.

          4.2 Other Plan Limits. Subject to adjustment under Section 4.4, the maximum number of Shares that may be issued in connection with ISOs shall be 3,550,000.

          4.3 Nonexclusivity of the Plan. This Plan shall not be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          4.4 Adjustments in Authorized Shares. In the event of (i) any change in corporate capitalization, such as a stock split, reverse stock split or stock dividend; (ii) any corporate transaction to which Code Section 424(a) applies; or (iii) such other event which in the judgment of the Committee necessitates an adjustment, such adjustment shall be made in the maximum number and kind of Shares which may be delivered under the Plan as set forth in Section 4.1 above, and in the number and kind of and/or price of Shares subject to outstanding Awards granted under the Plan or Prior Plan, to prevent dilution or enlargement of rights; provided, however, that (unless the Committee determines otherwise) the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to ensure Awards of whole Shares. Except as expressly provided herein, the issuance by the Company of Shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an outstanding Award. Nothing in the Plan, an Award or an Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     Any Director, Employee or Consultant of the Company or a Parent, Subsidiary or other Affiliate of the Company shall be eligible to receive an Award under the Plan if selected to participate by the Committee. In determining the individuals to whom such an Award shall be granted and the number of Shares, if any, which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or a Parent, Subsidiary or other Affiliate of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6. STOCK OPTIONS

          6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee; provided, however, that ISOs may only be granted to Employees of the Company or a Parent or Subsidiary. Subject to Plan terms, the Committee shall have sole discretion to determine the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Parent or Subsidiary) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares.

          6.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Agreement shall further specify whether the Option is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR. The Committee may provide in the Agreement for transfer restrictions, repurchase rights, vesting requirements and other limitations on the Option or the Shares to be issued pursuant to the exercise of an Option.

          6.3 Option Price. The Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. The Committee is authorized to issue Options, whether ISOs or NQSOs, at an Option Price in excess of the Fair Market Value on the date the Option is granted (a so-called “Premium Price” Option) to encourage superior performance. Further, notwithstanding the foregoing, the Committee may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

          6.4 Date of Grant; Duration of Options. An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on such other date as may be established by the Committee in accordance with Applicable Law. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; and, provided further, however, that (i) any ISO granted to any Participant who at such time owns (within the meaning of Code Section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be exercisable later than the fifth (5th) anniversary date of its grant, and (ii) the term of a NQSO shall, unless the Committee determines otherwise, automatically be extended if exercise at the end of the original term would violate Applicable Law, but such extension may not exceed thirty (30) days from the expiration of the period during which exercise is prohibited, and any such extension must be in accordance with Reg. Section 1.409A-1(b)(5)(v)(C)(1).

          6.5 Exercise of Options.

(a)	General. Options granted under the Plan shall be vested and exercisable at such times and subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Parent, Subsidiary or other Affiliate, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee, subject to the provisions of Section 6.5(b) herein. Except as otherwise provided in an Agreement or Article 14, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.

(b)	Vesting Restrictions. Notwithstanding the provisions of Section 6.5(a), Options granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of an Option in the event of a Participant’s death, Disability or Retirement, or upon the occurrence of a Change in Control of the Company; (ii) the Committee may provide for the grant of an Option without a minimum vesting period or may accelerate the vesting of all or a portion of an Option for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of Shares authorized for issuance under the Plan pursuant to Section 4.1 herein (and including in the calculation of whether such ten percent (10%) threshold has been met any Awards granted to Employees without minimum vesting periods pursuant to subpart (iii) of Section 7.3(b) or subpart (iii) of Section 8.2(b) herein), upon such terms and conditions as the Committee shall determine; and (iii) the Committee also may provide for the grant of Options that have different vesting terms in the case of Options that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Options that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Options that are granted in exchange for foregone cash compensation.

          6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) in cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, (d) if approved by the Committee, by withholding Shares subject to the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, or (e) if approved by the Committee, by a combination of (a), (b), (c) and (d). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and Applicable Law. The Committee may establish terms and conditions applicable to any such payment methods. As soon as practicable after receipt of a written notification of exercise and full payment, the

Company shall deliver to the Participant, in the Participant’s name, share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.

          6.7 Nontransferability. Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Committee’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, except for transfers without consideration if and to the extent permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

          6.8 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to his Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

          6.9 Post-Termination Rights; Forfeiture. The Committee shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company or an Affiliate or whether such Option shall be forfeited or terminated in whole or in part upon such event. Such rights, if any, shall be subject to the sole discretion of the Committee, shall be stated in the individual Agreement, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service or for other reasons.

          6.10 Notice of Disposition. If Shares acquired upon exercise of an Incentive Stock Option are disposed of within two years following the date of grant or one year following the transfer of such Shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

ARTICLE 7. STOCK APPRECIATION RIGHTS

          7.1 Grants of SARs. The Committee shall designate Participants to whom SARs are granted, and will specify the number of Shares subject to each grant. An SAR may be granted with or without a related Option. SARs granted under this Plan shall be subject to an Agreement in accordance with the terms of this Plan. The Initial Price of an SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, the Committee may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with an Initial Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). A payment to the Participant upon the exercise of an SAR may not be more than the difference between the Fair Market Value of the Shares with respect to the SAR on the date of exercise and the Fair Market Value of the Shares with respect to the SAR on the date of grant of the SAR. Subject to adjustments under the principles set forth in Section 4.4, above, the maximum number of Shares subject to SARs which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares (or, with respect to SARs settled in cash, the Fair Market Value thereof determined at the time of grant of the SAR).

          7.2 Duration of SARs. The duration of an SAR shall be set forth in the Agreement as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant; and, provided further, that the term of an SAR (other than a Corresponding SAR granted in relation to an ISO) shall, unless the Committee determines otherwise, automatically be extended if exercise at the end of the original term would violate Applicable Law, but such extension may not exceed thirty (30) days from the expiration of the period during which exercise is prohibited, and any such extension must be in accordance with Reg. Section 1.409A-1(b)(5)(v)(C)(1). An SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates.

          7.3 Exercise of SAR.

(a)	General. An SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Committee shall determine (subject to the provisions of Section 7.3(b) herein); provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of the Shares exceeds the Option Price of the related ISO. An SAR may be exercised with respect to any number of whole Shares less than the full number of Shares for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.

(b)	Vesting Restrictions. Notwithstanding the provisions of Section 7.3(a), SARs granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of an SAR in the event of a Participant’s death, Disability or Retirement, or upon the occurrence of a Change in Control of the Company; (ii) the Committee may provide for the grant of an SAR without a minimum vesting period or may accelerate the vesting of all or a portion of an SAR for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of Shares authorized for issuance under the Plan pursuant to Section 4.1 herein (and including in the calculation of whether such ten percent (10%) threshold has been met any Awards granted to Employees without minimum vesting periods pursuant to subpart (ii) of Section 6.5(b) or subpart (ii) of Section 8.2(b) herein), upon such terms and conditions as the Committee shall determine; and (iii) the Committee also may provide for the grant of SARs that have different vesting terms in the case of SARs that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, SARs that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or SARs that are granted in exchange for foregone cash compensation.

          7.4 Determination of Payment of Cash and/or Shares Upon Exercise of SAR. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares.

          7.5 Nontransferability. SARs granted under the Plan shall be nontransferable except by will or by the laws of intestate succession, except for transfers without consideration if and to the extent permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, during the lifetime of the Participant to whom an SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the Option to which it relates.

          7.6 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to an SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.

          7.7 Post-Termination Rights; Forfeiture. The Committee shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company or an Affiliate or whether such SAR shall be forfeited in whole or in part upon such termination. Such rights, if any, shall be determined in the sole discretion of the Committee, shall be stated in the individual Agreement, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination of employment or service or for other reasons.

ARTICLE 8. RESTRICTED STOCK AWARDS; RESTRICTED STOCK UNITS; STOCK AWARDS

          8.1 Grants. The Committee may from time to time in its discretion grant Restricted Stock Awards, Restricted Stock Units and Stock Awards to Participants and may determine the number of Shares (if any) to be subject to such Awards. Restricted Stock Awards and Stock Awards shall be payable in Shares. Restricted Stock Units shall be payable in cash or Shares, or partly in cash and partly in Shares, in accordance with the terms of the Plan and the discretion of the Committee. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Participant for Shares subject to, a Restricted Stock Award, Restricted Stock Unit or Stock Award. A grant of such an Award may, in addition to other conditions, require the Participant to pay for such Shares, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares. Each grant of a Restricted Stock Award, Restricted Stock Unit or Stock Award shall be evidenced by an Agreement containing such terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to a Restricted Stock Award, Restricted Stock Unit and/or Stock Award which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares (or, with respect to any Restricted Stock Units settled in cash, the Fair Market Value thereof determined at the time the Award is granted).

          8.2 Restricted Period; Lapse of Restrictions.

(a)	General. At the time a Restricted Stock Award or a Restricted Stock Unit is granted, the Committee shall establish a period or periods of time (the “Restricted Period”) and other terms and conditions, if any, applicable to such grant (subject to the provisions of Section 8.2(b) herein). Subject to the other provisions of this Article 8, at the end of the Restricted Period and upon satisfaction of such other terms and conditions as may be established by the Committee, such restrictions shall lapse and the Restricted Stock Award or Restricted Stock Unit shall vest in the Participant.

(b)	Vesting Restrictions. Notwithstanding the provisions of Section 8.2(a), Restricted Stock Awards and Restricted Stock Units granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of a Restricted Stock Award or Restricted Stock Unit in the event of a Participant’s death, Disability or Retirement, or upon the occurrence of a Change in Control of the Company; (ii) the Committee may provide for the grant of Restricted Stock Awards or Restricted Stock Units without a minimum vesting period or may accelerate the vesting of all or a portion of a Restricted Stock Award or Restricted Stock Unit for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of Shares authorized for issuance under the Plan pursuant to Section 4.1 herein (and including in the calculation of whether such ten percent (10%) threshold has been met any Awards granted to Employees without minimum vesting periods pursuant to subpart (ii) of Section 6.5(b) or subpart (ii) of Section 7.3(b) herein), upon such terms and conditions as the Committee shall determine; and (iii) the Committee also may provide for the grant of Restricted Stock Awards and/or Restricted Stock Units that have different vesting terms in the case of Restricted Stock Awards and/or Restricted Stock Units that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Restricted Stock Awards or Restricted Stock Units that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Restricted Stock Awards or Restricted Stock Units that are granted in exchange for foregone cash compensation.

(c)	Forfeiture. Except as otherwise provided in the Plan or an Agreement or determined by the Committee, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Stock Award, Restricted Stock Unit or Stock Award has not vested or been earned pursuant to the terms of the Plan and Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

          8.3 Rights of Holder; Limitations Thereon.

(a)	Upon the grant of a Restricted Stock Award, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant may be registered in the Participant’s name and held in custody by the Company or a bank selected by the Committee for the Participant’s account. Following such registration, unless the Committee determines otherwise, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the right to receive dividends shall be subject to such restrictions, if any, as may be established by the Committee (or as may apply under Section 18.17 herein), and except further that, the following restrictions shall apply:

	(i)	The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other terms and conditions prescribed by the Committee;

	(ii)	None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

	(iii)	In the event of the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with Section 4.1, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, then, unless the Committee determines otherwise, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

(b)	Unless the Committee determines otherwise, (i) a Participant who is granted a Restricted Stock Unit shall have none of the rights of a shareholder with respect to any Shares underlying such Award unless and until the Shares (or portion thereof) are delivered to him, and (ii) a certificate or certificate representing Shares issuable pursuant to a Restricted Stock Unit (to the extent the RSU is settled in Shares) shall be issued in the name of the Participant promptly after the Award (or portion thereof) has vested and is distributable.

(c)	With respect to any Shares received as a result of adjustments under Section 4.4 hereof and any Shares received with respect to dividends declared on Shares subject to a Restricted Stock Award or Restricted Stock Unit, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8, unless the Committee determines otherwise.

          8.4 Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock or Shares issuable pursuant to a Restricted Stock Unit (to the extent the RSU is settled in Shares) and the satisfaction of any and all other terms and conditions prescribed by the Committee, the restrictions applicable to such Shares shall lapse and a stock certificate for the number of Shares subject to the Award with respect to which the restrictions have lapsed shall be delivered to the Participant, free of all such restrictions except any that may be imposed by Applicable Law or any applicable agreement. Concurrently with the delivery of a certificate for such Shares, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state, local, and foreign tax requirements as set out in Article 16 below.

          8.5 Nonassignability. Unless the Committee determines otherwise, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock Award or Restricted Stock Unit or in any instrument evidencing any grant of such an Award may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of intestate succession.

          8.6 Stock Awards. Subject to the Plan terms, the Committee may grant Stock Awards to Participants upon such terms and conditions as it shall determine. Without limiting the foregoing, Stock Awards may be granted as additional compensation for services or may be granted in lieu of cash or other compensation to which a Participant may be entitled and may, but are not required to, be subject to vesting or other conditions. Upon the grant of a Stock Award, Shares shall be issued to the Participant not later than March 15 of the year following the year in which the Stock Award is granted (or shall otherwise be distributed in a manner intended to be exempt from, or compliant with, Code Section 409A if and to the extent applicable).

ARTICLE 9. PERFORMANCE AWARDS

          9.1 Grants. The Committee may designate Participants to whom Performance Awards will be granted from time to time and specify the number of Shares, if any, covered by the Award. Performance Awards may be in the form of Performance Unit Awards and/or Performance Share Awards. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to Performance Awards which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares (or, with respect to Performance Awards settled in cash, the Fair Market Value thereof determined at the time the Award is granted).

          9.2 Earning the Award; Forfeiture. A Performance Award, or portion thereof, will be earned, and the Participant will be entitled to receive Shares, a cash payment or a combination thereof (as determined by the Committee), only upon the achievement by the Participant, the Company, or a Parent, Subsidiary or other Affiliate (or divisions or business units thereof) of such performance objectives as the Committee, in its discretion, shall prescribe. Except as otherwise provided in the Plan or an Agreement or determined by the Committee, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Performance Award has not vested or been earned pursuant to the terms of the Plan and Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

          9.3 Payment. In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, Shares or a combination of cash and Shares. In the case of Performance Awards denominated in Shares, the aggregate Fair Market Value of the Shares received by the Participant, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value of the number of Shares earned with respect to the Award, determined as of the date the Award is earned.

          9.4 Shareholder Rights. No Participant shall have, as a result of receiving a Performance Award, any rights as a shareholder until and to the extent that the Performance Awards are earned and Shares are transferred to such Participant. After a Performance Award is earned and to the extent paid in Shares, a Participant will have all the rights of a shareholder with respect to the Shares so awarded; provided that the restrictions of any agreement shall, if applicable, continue to apply.

          9.5 Nonassignability. Unless the Committee determines otherwise, no grant of, nor any right or interest of a Participant in or to, any Performance Award or in any instrument evidencing any grant of such an Award may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of intestate succession.

ARTICLE 10. PHANTOM STOCK AWARDS

          10.1 Grants. The Committee may designate Participants to whom Phantom Stock Awards will be granted from time to time and specify the number of Shares, if any, covered by the Award. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to Phantom Stock Awards which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares (or, with respect to Phantom Stock Awards settled in cash, the Fair Market Value thereof determined at the time the Award is granted).

          10.2 Earning the Award; Forfeiture. A Phantom Stock Award, or portion thereof, will be earned, and the Participant will be entitled to receive Shares, a cash payment or a combination thereof (as determined by the Committee), only upon the achievement by the Participant of such terms and conditions as the Committee, in its discretion, shall prescribe. Except as otherwise provided in the Plan or an Agreement or determined by the Committee, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested or been earned pursuant to the terms of the Plan and Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

          10.3 Payment. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Committee, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one Share with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Committee, in cash or in Shares valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Committee), or in a combination thereof.

          10.4 Shareholder Rights. No Participant shall have, as a result of receiving a Phantom Stock Award, any rights as a shareholder until and to the extent that the Phantom Stock Awards are earned and Shares are transferred to such Participant. After a Phantom Stock Award is earned and to the extent paid in Shares, a Participant will have all the rights of a shareholder with respect to the Shares so awarded; provided that the restrictions of any agreement shall, if applicable, continue to apply.

          10.5 Nonassignability. Unless the Committee determines otherwise, no grant of, nor any right or interest of a Participant in or to, any Phantom Stock Award or in any instrument evidencing any grant of such an Award may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of intestate succession.

ARTICLE 11. BENEFICIARY DESIGNATION

     The Committee may permit a Participant under the Plan, from time to time, to name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form and subject to any conditions prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant’s lifetime. A beneficiary or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Agreement applicable to the Participant, except to the extent that the Plan and/or Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate, unless the Committee determines otherwise. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

ARTICLE 12. DEFERRALS

     The Committee may (subject to any Code Section 409A considerations) permit or require a Participant to defer such Participant’s receipt of Shares, cash or other benefits that would otherwise be due to such Participant by virtue of any Award. Any such deferrals shall be subject to such terms and conditions as may be established by the Committee and to any applicable Code Section 409A requirements.

ARTICLE 13. RIGHTS OF PARTICIPANTS

          13.1 No Right to Employment or Service. Nothing in the Plan or an Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment by, or performance of services for, the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or an Affiliate. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of employment.

          13.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee shall have no obligation to treat Participants or Awards uniformly.

ARTICLE 14. CHANGE IN CONTROL

          14.1 Definition. For purposes of the Plan, unless an Agreement provides otherwise, a “Change in Control” means any of the following events:

(a)	The acquisition (other than from the Company) by any Person of Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 14.1, Person shall not include any person who on the Effective Date owns 25% or more of the Company’s outstanding securities, and a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Affiliates, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(b)	The consummation of (i) a merger, consolidation or similar transaction involving the Company if the shareholders of the Company, immediately after such transaction, do not, as a result of such transaction, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such transaction, or (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

(c)	A change in the composition of the Board during any twenty-four (24)-month period such that the individuals who, as of the first date of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 14.1 that any individual who becomes a member of the Board during any such twenty-four (24)-month period whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

          14.2 Effect of Change in Control. The Committee shall have discretion to determine at any time the effect, if any, on an Award, including but not limited to the vesting, earning and/or exercisability of an Award (in whole or in part), in the event of a Change in Control. Without limiting the effect of the foregoing, the Committee’s discretion shall include, but shall in no way be limited to, the discretion to determine with respect to all or any portion of an Award that (a) the Award shall vest, be earned and/or become exercisable upon a Change in Control, (b) vesting, earning and/or exercisability of the Award shall accelerate upon a Change in Control, (c) exercise of the Award must occur, if at all, within time period(s) specified by the Committee, after which time period(s) the Award shall, unless the Committee determines otherwise, terminate, (d) the Award shall be assumed or substituted for another award, (e) the Award shall be cancelled without the payment of consideration, (f) the Award shall be cancelled in exchange for a cash payment or other consideration in an amount determined by the Committee, (g) the Award shall be subject to such treatment (including but not limited to cancellation, cashout, assumption or substitution) as is provided under the terms of the agreement or other instrument establishing terms of the Change in Control transaction (e.g., a merger agreement); and/or (h) other actions (or no action) shall be taken with respect to the Award. The Committee also has discretion to determine that acceleration or any other effect of a Change in Control on an Award shall be subject to both the occurrence of a Change in Control event and termination of employment or service of the Participant upon such terms and conditions as may be established by the Committee. Any such determinations of the Committee may be, but shall not be required to be, stated in an individual Agreement.

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION

          15.1 Plan Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that (a) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law or otherwise deemed advisable by the Board; and (b) shareholder approval shall be required to modify the shareholder approval requirements of Section 3.5 related to Option and SAR repricings.

          15.2 Award Amendment, Modification and Termination. Except as otherwise provided in Section 15.3 herein, no termination, amendment or modification of the Plan or an outstanding Award shall adversely affect in any material way any outstanding Award without the written consent of the Participant holding such Award.

          15.3 Amendments to Comply with Applicable Law, Etc. Notwithstanding Section 15.1 and Section 15.2 herein, the following provisions shall apply:

(a)	The Committee shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(b)	The Committee shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

ARTICLE 16. WITHHOLDING

          16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including but not limited to the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.

          16.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of (and any conditions established by) the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to (but not in excess of) the minimum statutory total tax which could be imposed on the transaction. In addition, Participants may elect, subject to the approval of (and any conditions established by) the Committee, to satisfy tax withholding requirements by tendering Shares to the Company. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 17. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. ADDITIONAL PROVISIONS

          18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, the plural shall include the singular and the singular shall include the plural.

          18.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          18.3 Compliance with Applicable Law. The Company may impose such restrictions on Awards, Shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any securities exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register Shares or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, securities exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

          18.4 Section 16 Compliance. To the extent applicable, with respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by Applicable Law and deemed advisable by the Committee.

          18.5 Governing Law. To the extent not preempted by federal law, the Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

          18.6 Code Section 409A. Notwithstanding any other provision in the Plan or an Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of Shares, cash or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Agreement, as applicable, and (ii) terms used in the Plan or an Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or an Agreement shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

          18.7 Shareholder Approval. The Plan is subject to approval by the shareholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

          18.8 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, Awards granted under this Plan to Covered Employees shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article 18.8, make any adjustments it deems appropriate.

     The payment of any Award that is intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be made only upon certification by the Committee of the attainment, over a performance period established by the Committee, of any one or more quantifiable performance targets, which have been established by the Committee on a corporate, divisional, business unit and/or individual basis in accordance with Code Section 162(m) requirements. Such targets may be either absolute or relative and, with respect to compensation payable to Covered Employees that is intended to quality as “performance-based compensation” under Code Section 162(m), shall be based on one or more of the following: earnings, earnings per share, earnings before interest, taxes and depreciation and amortization (EBITDA), revenue, growth in earnings per share, achievement of annual operating profit plans, operating profit margin, return on equity performance, total shareholder return, stock price, system-wide sales, same store sales, customer satisfaction, store income as a percentage of sales, comparable store sales growth, number of new store operating weeks, achievement of new store sales standards, return on assets, general administrative expenses as a percentage of revenue, or aging of accounts receivable. The specific performance targets for each participating executive officer shall be established in writing by the Committee within 90 days after the commencement of the fiscal year (or within such other time period as may be required by Code Section 162(m)) to which the performance target relates. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance goal has been met. The performance targets for any Awards may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Committee (subject to any Code Section 162(m) restrictions applicable to Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m)).

          18.9 Unfunded Plan; No Effect on Other Plans.

(a)	The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to Shares or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(b)	The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Committee.

(c)	The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

          18.10 Rules of Construction. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Committee determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

          18.11 Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

          18.12 Right of Offset. Notwithstanding any other provision of the Plan or an Agreement, the Company may (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

          18.13 Fractional Shares. Except as otherwise provided in an Agreement or determined by the Committee, (a) the total number of Shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (b) no fractional shares shall be issued. The Committee may, in its discretion, determine that a fractional share shall be settled in cash.

          18.14 Uncertificated Shares. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of Shares, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s articles of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

          18.15 Income and Other Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

          18.16 Compliance with Recoupment, Ownership and Other Policies. As a condition to the grant of an Award or receipt of Shares, cash or any other benefit thereunder, the Committee may require that a Participant agree to abide by the Company’s Equity Retention Policy, Compensation Recovery Policy, Stock Ownership Guidelines and/or other policies, each as in effect from time to time and to the extent applicable to the Participant. In addition, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

          18.17 Dividends and Dividend Equivalents. The Committee may, in its discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.